Exhibit 5.1

January 29, 2016

Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203

Re: Cleveland BioLabs, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cleveland BioLabs, Inc., a Delaware corporation (the “Corporation”), in connection with (i) the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “SEC”) by the Corporation on or about the date of this opinion letter for the purpose of registering with the SEC the offering of 6,716,163 shares of common stock of the Corporation to be offered and sold by certain stockholders of the Corporation (the “Selling Stockholder Shares”), which Selling Stockholder Shares may be offered from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), as set forth in the Registration Statement and the prospectus contained therein.

Documents Reviewed

In connection with this opinion letter, we have examined and relied upon the following documents (the “Subject Documents”):

(i)          the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Corporation with the SEC, and the prospectus contained in the Registration Statement (the “Prospectus”);

(ii)         certificate from the secretary of the Corporation certifying as to (A) true and correct copies of the certificate of incorporation and bylaws of the Corporation (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Corporation authorizing the filing of the Registration Statement;

(iii)        a certificate dated January 28, 2016 issued by the Secretary of State of the State of Delaware, attesting to the corporate status and good standing of the Corporation in the State of Delaware; and

(iv)        originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

Cleveland BioLabs, Inc.

January 29, 2016

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)        Factual Matters. To the extent that we have reviewed and relied upon certificates of the Corporation or authorized representatives thereof, certain representations of the Corporation and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b)        Signatures. The signatures of individuals who have signed or will sign the Subject Documents are genuine and authorized.

(c)        Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)        Registration. The Registration Statement will be effective under the Securities Act.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Qualifications and Limitations Applicable to Our Opinions

In rendering this opinion, we are not expressing an opinion as to any matters governed by the laws of any jurisdiction other than the Delaware General Corporation Law (including statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the Selling Stockholder Shares or to the effects of such laws thereon.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.”

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP